INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-109640 of G REIT, Inc. on Form S-11 of our report dated April 13, 2004 appearing in this Annual Report on Form 10-K of G REIT, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE, LLP
Irvine, California
April 13, 2004